UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 26, 2016

NOBLE ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-07964	73-0785597
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1001 Noble Energy Way, Houston, Texas		77070
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (281) 872-3100
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On July 26, 2016, Noble Energy, Inc. (the “Company”) filed with the Delaware Secretary of State (i) a Certificate of Elimination eliminating from the Company’s Certificate of Incorporation, as amended (the “Charter”) all matters set forth in the certificate of designations relating to the Series A Junior Participating Preferred Stock and (ii) a Certificate of Elimination eliminating from the Charter all matters set forth in the certificate of designations relating to the Series B Mandatorily Convertible Preferred Stock. Each Certificate of Elimination became effective upon filing with the Delaware Secretary of State, and no shares of either the Series A Junior Participating Preferred Stock or the Series B Mandatorily Convertible Preferred Stock were issued or outstanding at the time of filing.

On July 27, 2016, the Company, pursuant to Section 245 of the Delaware General Corporation Law, filed a Restated Certificate of Incorporation with the Delaware Secretary of State, which restated and integrated, but did not amend, the provisions of its Charter then in effect into a single document.

Copies of the Certificates of Elimination and the Company’s Restated Certificate of Incorporation are filed as Exhibits 3.1 and 3.2 and 3.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed as part of this Current Report on Form 8-K:

3.1	Certificate of Elimination of the Series A Junior Participating Preferred Stock of Noble Energy, Inc.
3.2	Certificate of Elimination of the Series B Mandatorily Convertible Preferred Stock of Noble Energy, Inc.
3.3	Restated Certificate of Incorporation of Noble Energy, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE ENERGY, INC.

Date:	July 28, 2016	By:	/s/ Aaron G. Carlson
Aaron G. Carlson
Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Certificate of Elimination of the Series A Junior Participating Preferred Stock of Noble Energy, Inc.
3.2	Certificate of Elimination of the Series B Mandatorily Convertible Preferred Stock of Noble Energy, Inc.
3.3	Restated Certificate of Incorporation of Noble Energy, Inc.